ASSIGNMENT OF PROMISSORY NOTE & ACKNOWLEDGMENT

Whereas:

A.
The undersigned, GCA Strategic Investment Fund Limited (the “Assignor”) is the holder of a convertible promissory note dated November 18, 2013 drawn by Liberty Star Uranium & Metals Corp. (the “Debtor”) and payable to the order of the Assignor in the principal sum of $250,000 (the “Note”);

B.	The Debtor has asked the Assignor to assign the Note to Tangiers Capital, LLC of California (the “Purchaser”);

C.	The undersigned wishes to assign the Note and all debts represented by the Note to the Purchaser in consideration of the sum of $250,000 (the “Consideration”); and

D.
The parties acknowledge that upon execution of this Assignment of Promissory Note and Acknowledgement, and upon payment of the Consideration to the Assignor, the Purchaser will have all rights to the Note and all amounts due and payable under the Note, and the conversion privileges set out in the Note.

The parties hereto agreed that subject to the terms and conditions set forth in this Agreement, Assignor shall sell to Purchaser its ownership interest in the Note and its rights and obligations under the Securities Purchase Agreement (“SPA”) which accompanied the purchase of the Note, the Purchaser shall purchase from the Assignor the ownership interest in the Note and purchase the rights and assume the obligations under the SPA for an aggregate purchase price of $250,000.  Payment will be made by wire transfer of immediately available funds. The funds will be wired as set forth in Exhibit A, simultaneously with the delivery of the Note, on the date of execution of this Agreement. If however the purchase price is not received by the Assignor within 3 business days following the execution of this Assignment of Promissory Note and Acknowledgement, the transaction will be deemed to be cancelled and the Note, with all rights and remedies, will revert back to the Assignor.

1.	The Assignor hereby represents and warrants to the Purchaser that:

(a)	Rights in Note: The Assignor has all rights as set out in the Note.

(b)	Authority to Assign: The Assignor has the power and authority to assign the legal and beneficial title to the Note to the Purchaser in the manner contemplated by this Assignment.

(c)	Note to be Delivered: The Assignor will deliver by courier the original of the Note currently in its possession or control to the Purchaser.

(d)	Note Valid and Subsisting and in Effect: The Note is valid and subsisting and in full force and effect.

(e)	No Other Assignments: The Assignor has not assigned or encumbered any of the Note.

(f)
Assignor’s Obligations Performed; Rights maintained:  The Assignor has fulfilled and performed all of the Assignor’s obligations and has maintained all of the rights in the Note. The principal amount of the Note was advanced to the Debtor on November 18, 2013.

(g)	No Defaults: The Assignor is not aware of any default by the Assignor or the Debtor under the Note.

(h)	No Outstanding Disputes: There are no outstanding disputes between the Assignor and the Debtor in respect of the Note.

(i)	No Consents Required: There are no consents required from any Person to the assignment of the Note as contemplated hereby.

(k)	Authorized Signatory: The Assignor’s authorized signatory has executed this Assignment.

2.
The Assignor hereby assigns absolutely to the Purchaser, all debts and sums of money now due or hereafter due to the Assignor under the Note and all rights and benefits of the Assignor in relation to the Note;

3.	The Assignor hereby delivers to the Debtor the Note and confirms that it has no further interest in the Note and has no claim whatsoever against the Debtor.

4.	Purchaser represents and warrants to Assignor as follows:

(a)
Purchaser acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence and has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations hereunder.

(b)	The Purchaser is acquiring the Note for investment for the Purchaser's own account and not with a view to, or for resale in connection with, any distribution thereof.

(c)
The Purchaser understands that the shares issuable upon conversion of the Note (the "Restricted Shares") have not been registered under applicable state or federal securities laws, and is purchasing the Note and Restricted Shares pursuant to an exemption from the registration requirements of the Securities Act.

(d)
The Purchaser has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the partial purchase of the Note and has had substantial experience in previous private and public purchases of securities.

(e)
Authorization: Enforcement. (i) Purchaser has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase each Note, in accordance with the terms hereof,(ii) the execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Note by the Purchaser) have been duly authorized by the Purchaser and no further consent or authorization of the Purchaser or its members is required, (iii) this Agreement has been duly executed and delivered by the Purchaser, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms,  except  as  such  enforceability  may  be  limited  by applicable  bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally,  the enforcement  of  creditors'  rights  and  remedies  or  by other  equitable principles  of  general application.

(f)
No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Purchaser is subject) applicable to Seller or the Note is bound or affected. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

5.
Delivery of an executed copy of this instrument by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed copy of this instrument.  The parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this instrument, each waives the right to raise any defense based on the delivery of this instrument by electronic means.

Dated at _____________ on November 13, 2014.

GCA STRATEGIC INVESTMENT                                                                                     TANGIERS CAPITAL, LLC
 FUND LIMITED

Per: /s/ Lew Lester                                                                                                                Per: /s/ Michael Sobeck
     Authorized Signatory                                                                                                            Authorized Signatory

Agreements of Debtor

1.	The Debtor acknowledges and consents to the above assignment and acknowledges its indebtedness to the Assignor in the amount of $250,000.

2.	The Debtor’s consent to the Assignment is made in consideration of the Debtor and the Purchaser agreeing to amend the Note as follows, and they do so agree:

(a)	The Maturity Date of the Note is extended to November 18, 2015.

(b)
Section 4.2 of the Note is deleted and replaced with the following: Conversion Price. At the Holder’s option, and at any time following the Restricted Period, the Holder may convert any portion or the entire outstanding principal amount of this Convertible Note into a number of shares of Common Stock at the conversion price equal to the lesser of (a) 100% of the Volume Weighted Average Price (the “VWAP”), as reported on the Closing Date hereof, and (b) 70% of the average of the 5 day VWAP including the day of conversion (the “Conversion Price”).

3.	Any capitalized term that is not defined in this Assignment Agreement has the meaning as defined in the Note.

4.	Each of the Debtor and the Purchaser warrant and represent that their duly authorized signatory has executed this Assignment.

5.	In all other respects, the terms of the Note remain the same, with the Purchaser as the Holder.

Delivery of an executed copy of this instrument by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed copy of this instrument.  The parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this instrument, each waives the right to raise any defense based on the delivery of this instrument by electronic means.

Dated on November 13, 2014.

LIBERTY STAR URANIUM                                                                         TANGIERS CAPITAL, LLC
& METALS CORP.

Per: /s/ James Briscoe                                                                                     Per: /s/ Michael Sobeck
       Authorized Signatory                                                                                     Authorized Signatory

EXHIBIT A

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